Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 26, 2009 (January 7, 2010, as to Note 1, Discontinued Operations and Note 28, Discontinued Operations and Held-for-sale Operations), appearing in the Current Report on Form 8-K of GMAC Inc. (the “Company”) filed January 12, 2010, relating to the consolidated financial statements of GMAC Inc., in the following registration statement:

Form	Registration Statement No	Description
S-3	333-156775	$12,500,000,000 GMAC LLC Demand Notes

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

January 7, 2010